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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 5 on the statement of assets to be acquired and liabilities to be assumed of the Logistics and Supply Division of ITS Investments, Inc., as of March 31, 1997 and the related statements of revenues and operating expenses for each of the two years in the period ended March 31, 1997 (and to all references to our Firm) incorporated by reference into this registration statement.

ARTHUR ANDERSEN LLP

Houston, Texas
June 15, 1998